Form C

Cover Page

Name of issuer:

Block Chaser, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: MA

Date of organization: 2/25/2016

Physical address of issuer:

233 Cochituate Rd
Framingham MA 01701

Website of issuer:

http://www.blockchaser.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

20,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $20,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$20,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$99,900.00

Deadline to reach the target offering amount:

11/24/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$132,705.00	$0.00
Cash & Cash Equivalents:	$76,826.00	$0.00
Accounts Receivable:	$36,000.00	$0.00
Short-term Debt:	$60,700.00	$0.00
Long-term Debt:	$910,000.00	$0.00
Revenues/Sales:	$49,604.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($838,095.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Block Chaser, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Dan Kaplan	Chief Executive Officer	Anchor Point Ventures	2017
Bruce Bedford	Chief Executive Officer	Flagship Investment Advisors	2017
David J O'Hara	Chief Executive Officer	Block Chaser, Inc	2017
Morgan Duffy	President	Hayden Wood Insurance Agency, Inc. & HWI Motorsports	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
David J O'Hara	President	2017
David J O'Hara	Treasurer	2017
David J O'Hara	Secretary	2017
David J O'Hara	Clerk	2017
David J O'Hara	Director	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
David O'Hara	275,000 Common Stock	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Block Chaser is a start-up with an inherent risk of failure. It is possible that car owners and enthusiasts will not be interested in our product as projected. It is also possible that the team is not able to execute the planned road map.
>
> The majority of our revenue is a subscription model. We have not been selling our product long enough to understand our cancellation and non-renewal rates. Significant cancellations and lack of annual renewals would impede our growth.
>
> If Block Chaser is unable to meet revenue projections, additional funding may be required for our company to maintain marketing budgets required to feed new prospects into our automated sales funnel.
>
> Block Chaser is heavily dependent on our CEO David O'Hara, who serves as our visionary and leader of execution. Death, severe illness or critical injury of our CEO would be extremely difficult for the company to recover from this loss.
>
> The collector car market is a $40 billion market with many technology and media companies. Threats from new and unforeseen competitors could negatively impact our ability to scale the company.
>
> The following events may create a scenario where Block Chaser could struggle to maintain successful business operations: economic recession, changes to online advertising and marketing regulations by the FTC, major changes in marketing platforms and social media networks, natural disasters or terrorist attacks, changes in tax laws that negatively impact investment profits or depreciation of automobiles.
>
> Many factors could impact the company's ability to continue as a going concern, and it is possible that the SAFE notes will never convert to equity.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$20,000**

Use of Proceeds: The funds will be used to build-out product automation for our partner program and develop our data harvesting software.

If we raise: **$99,900**

Use of Proceeds: Funds will be used to for additional automation, to increase marketing budgets to accelerate sales, improvements in the user experience and labor as needed.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the

Investor's "My Investments" screen on the wefunder.com website.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$4 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap ($4 million) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights and cannot modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	275000	275000	Yes	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

None.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the marketability or lack thereof of the securities;

- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible notes were issued on February 2016 for $100,000, July 2016 for $260,000 and September 2016 for $650,000. Convertible notes total $1,010,000 with an interest rate of 6%. As of April 30, 2017, interest accumulated totals $63,620. We will repay this debt by issuing stock. The value cap for the convertible notes is $4,000,000. They have a maturity date of December 30, 2017.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
2/2016	Regulation D, Rule 506(b)	Convertible Note	$100,000	General operations
7/2016	Regulation D, Rule 506(b)	Convertible Note	$260,000	General operations
9/2016	Regulation D, Rule 506(b)	Convertible Note	$650,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Block Chaser, Inc.
Financial Disclosures

Overview

Block Chaser launched to be the leading resource for collector car owners and buyers. We provide information and tools to make buying, selling and owning cars easier. Our websites provides a platform to research the auction market and connect car buyers and owners with businesses that supply goods and services to the collector car market.

Our company generates revenue from three sources. It's projected that 70% of our revenue will be generated from our Partner Program subscriptions. Partners represent businesses selling goods to collector car owners. 20% of our revenue will be generated from website advertising. 10% of our revenue will be generated from member service request. Members represent collector car owners and buyers who register on our site. Requests are generated by members submitting their needs for goods and services.

Prior to launching the website in August 2016, advertising revenue was projected to be a more significant revenue source than we currently estimate today. Reasons for diminishing the projection of advertising revenue is a result of a shifting media market. We have come to understand that advertising revenue directly correlating to clicks and page
views is quickly becoming a losing proposition. Increasing marketing costs to drive traffic and a poor user experience are forcing media companies to change their model.

In December 2016, an opportunity was uncovered. Through testing it was validated that there is a need in the market to match collector car owners and the business that serve the collector car market. An analogous example is Zillow. Our members (car owners) are the equivalent as home owners. We connect them with businesses who provide goods and services to car owners much like Zillow connects homeowners and buyers with agents, mortgage companies and shelter brands.

Our core product is our Partner Program. Partners pay a monthly subscription fee to receive qualified, nurtured and scored leads. Our proprietary system nurtures our members via emails utilizing surveys in the form of, "how can we help?" We then score our members based on behavioral analytics from their activity, responses and interests. The result is highly qualified leads for our Partners that they can convert to customers. Revenue from the Partner Program began in April 2017.

Members are acquired through social and other digital marketing methods. Registration is free for members. Partners are acquired utilizing our custom automated sales funnel.

Block Chaser was incorporated in February of 2016. The following are key milestones:

- An initial $100,000 in seed funding was raised In February of 2016
- Testing to validate several hypothesis was successful
- Key contractors and staff were recruited
- An additional $260,000 was raised to launch the website and operating capital in July 2016
- A social media audience of over 50,000 was achieved
- The website was launched in August of 2016
- Multiple market-leading advertisers were contracted
- Strong relationships within the collector car and auction market were formed
- Website traffic grew to over 90,000 unique visitors in November 2016

- An additional $650,000 was raised to operate and grow the business in September 2016

- A stronger business model discovered in December 2016

- Testing and validation was successful and the company pivoted in January 2017

- The company restructured staff and cut costs to prepare for the new model

- The automated sales funnel was built and tested

- In April 2017, the company began generating revenue from members, partners and advertisers

Shifting from predominantly advertising revenue to predominantly partner revenue required a 60% cut in monthly operating costs. As an early-stage company, we have not yet achieved profitability. It is projected that profitability will be reached in August of 2017.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- An economic recession could impact the collector market and the businesses that service this market

- Significant changes to online advertising and marketing regulations by the Federal Trade Commission would cause significant changes in our products and services offered

- Changes in tax laws negatively impacting investment profits or depreciation of automobiles could cause a downturn in the collector car market

Liquidity

Our cash at December 31, 2016 was held for working capital purposes. We do not enter into investments for trading or speculative purposes.

We anticipate using our available cash for operations within two months. We base this estimate on anticipated expenses and expected revenues.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to developing a robust client base. The proceeds of this offering will enable the business to continue to pursue its main activities and are not necessary to our viability.

Cash used operating activities. Net cash used in operating activities consisted of net loss adjusted for certain non-cash items including depreciation and amortization, as well as the effect of changes in working capital and other activities.

Net cash used in operating activities was $820,488 for the year ended December 31, 2016, which was driven by developing the platform and advertising/marketing.

Capital Resources

We have financed our operations through issuance of convertible debt and other debt securities.

We expect our revenue to grow at increasing rates in the current fiscal year and in the coming few fiscal years, due to increased advertising and subscription revenue as we continue to gain market strength.

Debt

Convertible notes were issued on February 2016 for $100,000, July 2016 for $260,000 and September 2016 for $650,000. Convertible notes total $1,010,000 with an interest rate of 6%. As of April 30, 2017, interest accumulated totals $63,620. We will repay this debt by issuing stock. The value cap for the convertible notes is $4,000,000.

Current Cash on Hand/Mid-term Expenses

As of April 30, 2017, we have $31,864 on hand and our monthly burn rate for April was $13,923. Revenue generation for this month was $13,400. Our burn rate will be increasing in May and June as a result of increases in expenses - largely marketing expense to drive revenue. Our current investors are committed to additional funding support in the short-term. Short and mid-term expenses include payroll, overhead, marketing expense, content expense and technology expense.

Historical Results of Operations

Block Chaser has been operation for 14 months. Our first phase was a pilot where we validated several hypotheses. Our second phase was the build phase. Launch was August 2016 and the business model pivoted in February of 2017. Currently in optimization mode of the automated sales funnel, the business is now poised to scale marketing and revenue.

With just a few months of revenue generation in 2016, our total revenue generated was $49,604.

Variable cost of goods sold is marketing expense to generate leads. Marketing expense for leads range from 28% to 41% of gross revenues, providing a 72% to 59% margin. An additional (fixed scale) cost is content. Educational content supporting the use and optimization of our leads is important. This cost will grow from $600 a month in May 2017 to $1,600 a month in December of 2017, totaling $8,100 for the year.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, David J O'Hara, certify that:

(1) the financial statements of Block Chaser, Inc included in this Form are true and complete in all material respects; and

(2) the tax return information of Block Chaser, Inc included in this Form reflects accurately the information reported on the tax return for Block Chaser, Inc filed for the fiscal year ended 2016.

David J O'Hara

Chief Executive Officer

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.blockchaser.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Wefunder Crowdfunding SAFE

Appendix C: Financial Statements & Tax Returns

- Financials 1

Appendix D: Director & Officer Work History

- Bruce Bedford
- Dan Kaplan
- David J O'Hara
- Morgan Duffy

Appendix E: Supporting Documents

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.

INVEST IN BLOCK CHASER, INC.

Matching collector car owners with the products and services they need.

"For collector car owners and buyers, we provide resources to make buying, selling, and owning their cars easier.

For businesses serving the collector car market, we provide next-generation marketing services that will grow and transform their business. Our proprietary email retargeting, social marketing, and lead scoring system can tell these companies when their next customers are ready to buy.

David O'Hara
CEO, BLOCK CHASER, INC.


FOLLOW US FOR UPDATES
SHARE
TWEET
$0
raised of $20K goal
$100 min
by Wefunder Portal LLC
INVEST

Future Equity (SAFE)

$4M valuation cap

A SAFE gives you the right to future shares in Block Chaser, Inc. If you invest, you're betting the company will be worth more than $4M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$100+ - Your name on the Official Founders Page of the website - Inclusion on product and marketing surveys

$250+ - Your name on the Official Founders Page of the website - Inclusion on product and marketing surveys - Block Chaser T-Shirt - 20% discount on our Partner Programs

$500+ - Your name on the Official Founders Page of the website - Inclusion on product and marketing surveys - Block Chaser T-Shirt - 20% discount on our Partner Programs - Priority consideration for Block Chaser editorial and/or photography submissions

$1,000+ - Your name on the Official Founders Page of the website - Inclusion on product and marketing surveys - Block Chaser T-Shirt - 20% discount on our Partner Programs - Priority consideration for Block Chaser editorial and/or photography submissions One pair of tickets to a collector car auction of your choice

$5,000+ - Your name on the Official Founders Page of the website - Inclusion on product and marketing surveys - Block Chaser T-Shirt - 20% discount on our Partner Programs - Priority consideration for Block Chaser editorial and/or photography submissions - Your own page on BlockChaser.com to showcase your cars, car editorial or blog

OUR AMBITION

With a five-year revenue projection approaching $10M, we strive to be the Zillow of the collector car market by building the largest database of collector cars by year, make, and model, as well as the owner's name, email, and zip code. For businesses serving the collector car market, we will lead the industry in connecting them with their next customers. Future verticals include markets that are growing, yet fragmented -- where consumers and businesses need a better way to connect.

KEY FACTS

- Raised over $1M to date
- Launched website and social
- Penetrated the collector car market
- Found a bigger opportunity and pivoted
- Validated new concept and automating sales funnel
- Generating Revenue

DOCUMENTS

BlockChaser_Concept_May2017.pdf

blockchaser.com

TECH ADVERTISING LIFESTYLE ANALYTICS B2C B2B AUTOMOTIVE ADVERTISING ANALYTICS AUTOMOTIVE MARKETING

WHY I LIKE BLOCK CHASER, INC.

As a co-founder in LowerMyBills.com, I can tell you that the Block Chaser team is onto something major in the lead generation space. They have taken media and marketing to the next level in a vertical that has a problem to solve. As an investor and board member, I am excited for their future and confident in their execution.



Dan Kaplan

CEO, ANCHOR POINT VENTURES

THE BUZZ ABOUT BLOCK CHASER, INC.

Having been in the collector car industry for more than 15 years, I have never seen more opportunity than I am seeing today. The market is transforming, and Block Chaser is poised for success.

Andy Reid

Collector, Journalist and Industry Expert

With Block Chaser, I can reach verified collector car owners and target the year, make, model and location that drives my business. There are no wasted leads and I know that 100% of my budget is going to qualified buyers.

Morgan Duffy

President, HWI Motorspots



The Problem We Are Solving

There are 5.5 million collector cars in the United States alone, yet businesses selling products and services to their owners cannot connect with these owners dependably beyond traditional marketing. Conversely, car owners do not have an easy way to find the many products and services they need.

To fill that gap, we connect collector car owners, buyers, and sellers with the businesses selling products and services they require. Simply put, we are a matchmaker for our members and a lead generator for our partners.



Business Serving the Collector Car Market



Connected With



Collector Owners, Buyers and Sellers


BLOCK CHASER

Block Chaser Introduction Video for Investors

Member Value Proposition

Collector car owners and buyers can register for free to become members of Block Chaser, giving them access to the resources needed to make buying, owning, and selling collectors cars easier. Resources include news, educational information, auction market comps, and, most importantly, a platform to connect with products and services they need. The process is simple:

How It Works



Tell us about your car(s)



Tell us what you need



We match you with top providers for insurance, shipping, storage, auctions, valuation and much more. We also provide news, market comps, resources and expert advice

Partner Value Proposition

Our revenue is generated from businesses selling products and services to the collector car market. We connect them with the exact collector car owners that drive their business. It's hyper-targeted and hyper-efficient.

While traditional media companies build an audience and then sell general exposure, the Block Chaser Partner Program identifies, nurtures, and scores leads for the exact cars (by year, make, and model) and locations (by zip/postal code) our partners want to reach.



BLOCK CHASER

Lead #	Year	Make	Model
1	1966	Chevrolet	Convertible
2	1969	MG	conv
3	1972	Chevrolet	Nova SS
4	1969	Chevrolet	Corvette
5	1988	Chevrolet	Celebrity Eurosport vr
6	1959	Chevrolet	Apache 3200
7	1987	Porsche	944s
8	1966	Chevrolet	El camino
9	1962	Oldsmobile	Starfire convertable
10	1962	Plymouth	Valiant
11	1977	Chevrolet	K10
12	1969	Chevrolet	Chevelle
13	1967	Chevrolet	Corvette
14	1957	Chevrolet	Belair Sport Coupe
15	1987	Porsche	Carrera
16	2006	Mercedes-Benz	SLK 55
17	1981	Chevrolet	el camino
18	1981	Chevrolet	Camaro
19	1978	Chevrolet	Corvette
20	1974	Plymouth	Barracuda
21	1974	Oldsmobile	Delta 88 Royals convertible
22	1973	Chevrolet	Corvette
23	1971	Ford	Torino GT 351 Cleveland 4bbl
24	1969	Pontiac	Firebird Convertible

Lead File Example


BLOCK CHASER
Lead Report
Date: 5/24/2017
Company: Acme Auto
Contact: John Smith
Program: Starter 100
Lead Type: Muscle Car
Priority: General Motors
Location: All US
Category: Dealer
New Leads This Month: 100
Total Leads: 100
This Months Average Score: 2.1
Average Score to Date: 2.1
Breakdown By %
100.%
80.%
60.%
40.%
20.%
0.%
1
2
3
4
Lead Score
Program Progress
1.7
1.6
1.5
1.4
1.3
1.2
1.1
1
Average Score
Apr May Jun Jul Aug Sep Oct
Category Trajectory

Lead Report Example

Choose the year, make, model, and location of your desired car. Example above: 1969 Chevrolet Camaro in Framingham, MA.

Opportunity

The collector car market is significant and robust. The car owners are passionate and spend a disproportionate amount of money on their passion.

$40billion Global Collector Car Market	5,500,000 Collector Cars in the U.S.	500,000 Block Chaser Member Goal

Auctions

The collector car auction market provides accessible, factual data and comparable vehicles for our members to help value their vehicles and identify trends.


GOODING &COMPANY
GOODING &COMPANY









Our Business Model


Zillow for the Collector Car Market


Partners (Revenue Base)


Partner Value Proposition
Reach collector car owners and buyers
by exact year, make, model and zip code.
How does it work?


Members (Free Registrants)


Member Value Proposition
Get in the driver's seat.
How does it work?


Automated Matchmaking


Scalable and Automated


Revenue Model
13X


Pricing Tiers


Opportunity
$40B


Competition

Click slides to zoom

Our Timeline

- **May 2015** — Concept identified
- **October 2015** — Market research and concept validation
- **February 2016** — Seed fundraising and incorporation
- **april 2016** — Testing to validate several hypotheses was successful
- **June 2016** — Key contractors and staff were recruited
- **August 2016** — Social Audience of 50,000 achieved and website launched
- **November 2016** — Website traffic grew to over 90,000 unique visitors
- **December 2016** — Uncovered a stronger revenue opportunity
- **January 2017** — Testing and validation of new business model was successful and the company pivoted
- **February 2017** — The company restructured staff and cut costs to prepare for the new model
- **April 2017** — The automated sales funnel was built and revenue generated from members, partners and advertisers
- **August 2017** — Block Chaser scales sales and marketing to achieve profitability

LET'S DRIVE

The concept for Block Chaser came to me while watching a car auction on TV two years ago. My focus at the time was retail technology, and I was busy on a project for the NBA. I was already thinking about my next company. My goal was to blend my strong proficiency in media with a personal passion.

After nine months of researching and validating, the seed funding and team came together. The concept was to be the dominant source for news, data, and tools for the collector car auction market. It is an established and growing market, but still fragmented in many ways. The void identified was the lack of focus and depth specifically on the auction market. What we quickly learned was that there was more than a void to fill, but rather a problem we could solve. The business concept pivoted to connect car owners with resources and businesses with new customers.

Over the past two years, many people have made an impact on the business. They include the Block Chaser team of experts, industry professionals, advisors, friends, family, customers, and investors. From expertise and feedback to emotional and financial support, their interests to support us vary.

What excites me most about Wefunder is that it provides an easy and trusted platform for anyone to be involved and support us. We welcome car enthusiasts, friends, family, seasoned investors, and the many people who think we are "onto something here." Whatever your reason for investing, I thank you and am excited to have you on the team.

Sincerely,



David J. O'Hara

FOUNDER

Leadership, Product Design, Car Enthusiast



David O'Hara

CEO

21 year track record in entrepreneurship, sales, marketing and leadership in the music industry, technology and media.

AND THE REST OF THE TEAM



Andy Reid

Car Expert and Industry Insider

15 years journalism, car collecting and expert on buying and selling.



Fred Bliss

Technology Solutions Architect

14 years software and website development. Lifelong car enthusiast.



Kris Richards

Data & Analytics Director

18 years digital media, collector car marketing experience.

RAISED $1,010,000 FROM 0+ INVESTORS

$100,000	$260,000	$650,000
February 2016	July 2016	September 2016
CONVERTIBLE NOTE	CONVERTIBLE NOTE	CONVERTIBLE NOTE



Dan Kaplan

Co-founded LowerMyBills.com in 1999, which sold for $300 million to Experian. Launched/sold several media companies.



Stephen Chapman

Avid car collector and investor. Owned over 8,000 residential apartments and 500,000 square feet of commercial space.



Bruce Bedford

Oversaw $55+ billion of funds. Co-founded Flagship Financial, a $6 billion fixed income mutual fund company, which he sold to Nuveen.



Morgan Duffy

Owns Hayden Wood Insurance and HWI Motorsports, specializing in high-value car collections and on track insurance. Skilled driver, mechanic and collector.

DETAILS

Who are your competitors? How are you different?

– COLLAPSE ALL

Our competition is traditional media advertising, marketing agencies, and digital ad platforms like search engines and social media. These competitors have several disadvantages. Traditional advertising can be inefficient and difficult to measure. Agencies are too expensive for the average business. Digital platforms like Google AdWords or Facebook have a steep learning curve and/or require designated staff.

Block Chaser offers a turnkey marketing solution that is efficient, measurable, and inexpensive. Our proprietary lead nurturing process takes the guesswork out of marketing. We develop and score leads so our partners know how likely and when the leads are ready to buy.

How will you make money?

Our company generates revenue from two sources. It’s projected that 80 percent of our revenue will be generated from our Partner Program subscriptions. Partners represent businesses selling goods to collector car owners. In addition, 20 percent of our revenue will be generated from website advertising and social marketing programs.

How do you acquire partners (aka customers)?

Partner acquisition is accomplished through our automated sales funnel. The funnel generates leads via social media and Google by offering a lead magnet. The magnets are webinars and white papers with marketing tips for collector car professionals. This process generates hot leads that result in phone calls with our experts. We've had great success converting leads into Partner Program subscribers, with a 50 percent closing ratio. At less than $250 each for a $5,000 sale, the cost to acquire partners has been tested, validated, and confirmed it is scalable. Our automated sales process generates revenues with high margins because it lower sales and marketing expenses and requires less sales staff.

What is lead nurturing and scoring?

Lead nurturing is like farming. Desired crops are planted, cultivated, and picked only when ripe. We know exactly when to pick the right leads and bring them to market. We score leads by asking about their needs, tracking their responses and measuring their engagement by utilizing surveys and articles.

What is the Block Chaser Partner Program?

The Partner Program is a paid monthly subscription that matches a partner's business with qualified collector car owners. First, we target collector car owners by year, make, model and location. Then we carefully nurture them to learn about their needs and interests. Every month, the partner receives raw leads and reports scoring the leads readiness to buy. Reports also chart the program's progress and provide insights on converting prime leads into new customers.

How big is the market?

Big. In fact, it is two times the U.S. toy industry. In the U.S., there are more than 5.5 million collector cars, and the global collector car market is worth more than $40 billion. Last year, U.S. online auto parts and accessory sales broke $7.6 billion, and the restoration market exceeded $2 billion.

Block Chaser services more than just parts and restoration services. If you include all market segments (Insurance & Financing, Auction Bidding & Consigning, Car Art, Memorabilia & Merchandise, and Transportation & Storage), the total U.S. market is more than $20 billion.

What is the future opportunities for Block Chaser?

Block Chaser's business model would be a fit for plenty of other verticals. Future growth could be in other non-commodity collectible segments, auction categories, or anywhere there is a need for progressive matchmaking between consumers and businesses.

There is a lot of growth in the lead gen/matchmaking sector, made up of companies like Zillow, LowerMyBills, NerdWallet, HomeAdvisor, and Care.com. Bringing the lead generation, matchmaking model to non-commodity markets is viable. While we get excited about the exponential growth this could provide, we remind ourselves that we will never get to the second vertical if we are not successful in the first.

What's your cash flow?

As of April 30, 2017, we have $31,864 on hand and our monthly burn rate for April was $13,923. Revenue generation for this month was $13,400. Our burn rate will be increasing in May and June as a result of increases in expenses – largely marketing expense to drive revenue. Our current investors are committed to additional funding support in the short-term. Short and mid-term expenses include payroll, overhead, marketing expense, content expense and technology expense.

How do you balance member and partner acquisitions?

Most mediums have multiple customers. For magazines, it is readers and advertisers. For TV networks, it is viewers and advertisers. For us, we are challenged in balancing between our members and our paying partners (AKA customers). We have to provide a good value proposition to our members as we continue to acquire new partners and service our existing business.
Typical sites build an audience first and then attract their customers. This is expensive. Our business is progressive in that we acquire our partnerships first and then attract as many members as needed. It's very similar to how a manufacturing company uses just-in-time inventory to lower costs by only keeping the materials needed on hand. Our system allows us to provide value for both our members and partners while being efficient and cost-effective.

What are the revenue and growth opportunities?

Revenue will continue to grow for at least four years. Subscription growth is projected to grow from three to 120 subscriptions per month between April and December 2017. Growth in partner subscription revenue is projected to grow from $5,000 to $225,000 per month in the same period of time, while profits are projected to grow from ($55,000) to $105,000.

As the founder, what is one of the biggest challenges you have today?

I subscribe to The Lean Startup business mentality. We test, learn, adjust, and validate nearly everything before building it out. The process often goes against conventional thinking, but it ensures we do not design in a vacuum and then hope the market likes it. Instead, we launch unrefined features and expose incomplete ideas. We sometimes sacrifice one customer to learn what value we can offer thousands of customers in the future. Most humbling of all, our public-facing product can appear unrefined, incomplete, or, worst of all, below our own standards. It is all a part of validating before building out. So the biggest challenge today is staying patient while much of our work is under wraps and not fully exposed to the public.

How does future equity (called SAFE) work, and what are convertible notes?

In my experience, most investors in startups are investing in their confidence of a concept and the team's ability to execute it. Wefunder provides a platform for startups like Block Chaser that are looking to raise money under the new Regulation Crowdfunding laws.

One common method on Wefunder is to utilize SAFE standards, which stands for "Simple Agreement for Future Equity." It allows investors the right to purchase equity at a future date. SAFE is not a loan and as such, it does not accrue interest or have a maturity date. SAFE is similar to traditional convertible debt and ideal for equity-based crowdfunding. When a SAFE investment converts into equity, the exact share price and how many shares each investor gets will then be calculated. One of the most common reasons many businesses raise funds using SAFE and/or convertible debt is because it is not realistic to put an accurate value on a business in its infancy. When an early valuation is too skewed in favor of the investors or the founders, the end result is a problem for both parties. Instead, it is best for both parties to be committed to each other and value the business when it can be done appropriately.

Why did you pivot?

Between seed funding and exit, 65 percent of startups pivot. This is when a more desireable business model is discovered, and the business makes necessary changes to capitalize on it. Missing an opportunity to pivot is one of the largest reasons for failure.

In Block Chaser's case, advertising revenue was projected to be a more significant revenue source than we currently estimate today. Reasons for diminishing the projection of advertising revenue is a result of a shifting media market. We have come to understand that advertising revenue directly correlating to clicks and pageviews is quickly becoming a losing proposition. Increasing marketing costs to drive traffic and a poor user experience are forcing media companies to change their model.

In December 2016, we pivoted as, through testing, we discovered the market's need to match collector car owners and the businesses that serve the collector car market. An analogous example is Zillow. Our members (car owners) are the equivalent of homeowners. We connect them with businesses who provide goods and services to car owners, much like Zillow connects homeowners and buyers with agents, mortgage companies, and shelter brands.

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO BLOCK CHASER, INC.

1. Block Chaser is a start-up with an inherent risk of failure. It is possible that car owners and enthusiasts will not be interested in our product as projected. It is also possible that the team is not able to execute the planned road map.

2. The majority of our revenue is a subscription model. We have not been selling our product long enough to understand our cancellation and non-renewal rates. Significant cancellations and lack of annual renewals would impede our growth.

3. If Block Chaser is unable to meet... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Block Chaser, Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Dan Kaplan

Farmer, Heartstone farm

Heartstone Farm • Antioch College

Charleston, Maine • 500+

Send InMail

Dan Kaplan is a serial entrepreneur who has been starting, leading, and eventually selling businesses for over 30 years. He has focused on publishing, the Internet, and technology. The work he enjoys the most is on the earliest stages of businesse -- raising money, putting together a great team, and identifying the go-to-market strategy.

See less

Experience

Farmer
Heartstone Farm
Jan 2013 – Present • 4 yrs 5 mos
Charleston, Maine

Heartstone Farm raises beef cattle on our 300 acre farm in Central Maine. Our cattle are grass-fed and grass-finished and 100% natural (no antibiotics, no grain, no GMO). Our customers throughout New England tell us our roasts, steaks and hamburger are the best they've ever had.

CEO
Anchor Point Ventures
Jan 2000 – Present • 17 yrs 5 mos

Relying on my 32 years of publishing, technology and startup experience, I work with startups and existing companies to navigate the path to sustainable growth and profitability. My role can be investor, mentor, board member, short-term CEO, or a combination thereof.

Founder
Grapevine Media
Feb 2012 – Jan 2014 • 2 yrs
Greater Boston Area

Grapevine Media is a unique platform connecting established and credible thought leaders with their followers. Our partners (we call them "crowd leaders") have built large followings - often on social media platforms such as Twitter. Through their curation and content sharing, they have established their credibility - often getting thousands of social followers. Our platform enables both the crowd leaders and their followers to engage more directly and efficiently.

Chair of Board
PowerHouse Dynamics
Oct 2008 – Jul 2012 • 3 yrs 10 mos

Early stage clean-tech company which has created the first Total Home Energy Management (T.H.E.M) system. Our technology enables homeowners to monitor and manage the energy consumption (electricity and heat) in their homes. Our first product is the eMontior which is currently in pilot testing.

Investor/Member
CommonAngels
2010 – Jun 2012 • 2 yrs

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Education

Antioch College
BA, History
1971 – 1976

Featured Skills & Endorsements

- **Start-ups** · 77 — **Daniel Albert and 76 connections** have given endorsements for this skill
- **Entrepreneurship** · 68 — **Cindy Laidlaw and 67 connections** have given endorsements for this skill
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Recommendations

Received (19) Given (16)

Leila Zayed
Vice President at Best Companies Group | Business Development | Customer Experience | Sales & Marketing
September 2, 2011, Leila was a client of Dan's

Just when we're sitting proudly, with smug smiles, thinking we've done great work, Dan pushes us to go further. He's working with our media company to help facilitate change - and he is a change agent. Strong facilitator. Helps to manifest breakthroughs by encouraging voices we don't always hear from and forcing the group to slow down to work with unpopular ideas that we may have glossed over on any other day. Willing to chase that thing all the way down the rabbit hole

Ken Brown
Owner, Skyline Flight
December 14, 2008, Ken worked with Dan but at different companies

Dan has a knack for seeing the big business picture instantly, correctly, and clearly.

He's also got the business experience to understand the practical implications (read: operations reality) and the market potential (read: sales reality) of a business plan.

On top of the important business stuff, Dan's a fun guy.

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Interests

- **The Content Marketing Forum** — 5,678 members
- **Antioch College** — 5,476 followers
- **Enterprise Mobility Management** — 14,056 members
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- **Startup America Partnership Mem…** — 8,264 members
- **Retail & E-Commerce** — 3,583,724 followers

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David O'Hara

CEO at Block Chaser

Block Chaser, Inc. • Northeastern University

Greater Boston Area • 500+

Send InMail

David is the CEO of Block Chaser, a media-tech company delivering the pulse of the collector car auction market.

Always possessing a sense of adventure and a talent for entrepreneurship, he began his career marketing major recording artists on Virgin Records, Sony Records and Elton John's Rocket Records label. Next David spent 15 years working with print media companies from the luxury lifestyle magazine Robb Report to regional design magazines like New England Home. With his time in media, David launched numerous new products, many websites and lead transformational initiatives to position companies for acquisition or financial turnaround.

Following traditional media, David moved into new media and served as EVP and Managing Director of KaOoga Mobile, a mobile marketing firm. From mobile phones to tablets, David then co-founded and served as CEO of Kokley, Inc., a technology development company focused on providing major brands and retailers with in-store interactive solutions. Launching Hubtabs, David focused on the future of major retail and the various technologies enabling the next generation shopping experience for retailers like Big Lots, Bridgestone/Firestone Service Centers and brands like La-Z-Boy furniture, Bose and the NBA. David now combines his media and technology experience with Block Chaser.

David studied at the University of Miami School of Music and earned a bachelors of science from Northeastern University. He is a member of numerous media, marketing and technology organizations. He and his family reside in Massachusetts. See less

Experience

CEO
Block Chaser, Inc.
Aug 2015 – Present • 1 yr 10 mos
Boston, MA

Block Chaser is the leader in researching, buying and selling collector cars at auction.

Fueled by the latest news and market data, Block Chaser empowers car enthusiasts to spend more time enjoying their cars and less time spent dealing with the challenges of buying, selling and owning a collector car. By signing up and becoming a Block Chaser member, you will unlock a wealth of knowledge and expertise from industry leaders that will help keep you up to date with the car auction market. Members also have access to exclusive content, vendor discounts and a concierge level of service for all your collector car's needs.

CEO
Hubtabs, Inc.
Aug 2012 – Apr 2016 • 3 yrs 9 mos
Wstborough, MA

Hubtabs serves major retail and global brands in the areas of in-store technology, mobile, digital marketing and omnichannel initiatives.

Partner - Digital Retail
Kurt Salmon
Feb 2013 – Jan 2016 • 3 yrs
New York, NY

Focused on Kurt Salmon's digital consulting practice, including in-store technology, mobile, e-commerce.

CEO
Kokley, Inc.
Apr 2011 – Aug 2012 • 1 yr 5 mos

Kokley is the leader for in-store iPad solutions for major retailers.

Vice President
RSR Media Group, Inc.
Dec 2010 – Feb 2012 • 1 yr 3 mos

RSR Media, Inc. is the publisher of Mesh New England - An upscale, regional magazine that celebrates New England's car community.

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Education

Northeastern University

University of Miami

Skills

- Retail Consulting
- Mobile Technology
- Digital Marketing
- Online Advertising

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Recommendations

Received (3) Given (9)

Dan Kaplan
Farmer, Heartstone farm
June 26, 2009, Dan managed David directly

"David is an extraordinarily smart business person with great talent. I worked with David at New England Home for two years and he played a crucial role in the magazine's success. He was willing to pitch in on whatever needed doing to achieve our goals. Without his contribution, we would not have achieved what we did. Beyond his business skills and achievements, he is personable and fun. I look forward to working with David in the future."

Angela Stevenson
Realtor at William Raveis Real Estate
June 25, 2009, Angela reported directly to David

As a manager, David makes every individual member of the organization feel valued as well as challenged. David is a strong leader who can calmly shepherd a group to achieve aggressive, even daunting goals and everyone arrives feeling good. In my experience, people like working for David and they are successful and productive along the way. David is also, innovative, resourceful and well-liked by clients. I see executive level management as the natural trajectory of his career.

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Interests

Eric Ries
CEO at Long-Term Stock Exchange
483,056 followers

University of Miami
110,865 followers

Kurt Salmon, part of Accenture Str…
23,888 followers

University of Miami
130,767 followers

XN Sports, LLC
40 followers

Macy's
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Morgan Duffy

President at Hayden Wood Insurance Agency, Inc. & HWI Motorsports

HWI Motorsports (Hayden Wood Insurance Motorsports Division) • Framingham State College

Greater Boston Area • 500+

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I have been working in the Insurance industry since 1994 and as the owner of an niche independent insurance agency focusing on affluent individuals and their families since 2002. A licensed broker and a Licensed Insurance Advisor (LIA) I am also a Certified Insurance Counselor (CIC). Over the years I have worked all aspects of the agency environment. My goal is to provide my clients with friendly, personal service significantly improving the protection and perpetuation of both their's and their family's current/future wealth.

Specialties: We cater to the affluent Auto & Racing enthusiast. From Brass era Buicks to the latest Ferrari, in your garage or on the track. Our clients look to us for efficient structuring of coverage on their Homes, Autos, Liability & Collections. See less

Morgan's Activity

735 followers

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Morgan shared this


Hiring

Personal Lines Account Manager, Hayden Wood Insurance Agency, Inc.
Morgan shared this

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Experience

President
HWI Motorsports (Hayden Wood Insurance Motorsports Division)
Feb 2009 – Present • 8 yrs 4 mos

HWI Motorsports is a division of Hayden Wood Insurance Agency, Inc. catering to the auto enthusiast. We provide specialized Property & Casualty insurance coverage for Home(s), Excess Liability, Collector Auto, Off-Track (transportation & storage), HPDE, Wheel to Wheel, Boats and Aircraft.

Media (1)


PLATINUM PARTNERS
Proposal of Insurance
Prepared for
"Client Name"

Motorsports Sample Client Proposal

President
Hayden Wood Insurance Agency, Inc.
Sep 2002 – Present • 14 yrs 9 mos

Successfully continued my family's tradition of providing our clients with tailored insurance solutions and wealth protection at the level of customer service they deserve.

Insurance Broker
Hayden Wood Insurance Agency, Inc.
May 1994 – Present • 23 yrs 1 mo

Licensed Insurance Broker for Property & Casualty Insurance specializing in small business and home insurance.

Automotive Technician
Lee Imported Cars
Sep 1992 – Aug 1993 • 1 yr

Jaguar Technician. Performed diagnosis and repair on Jaguar automobiles

Education

Framingham State College
B.S., Business w/ Concentration in Finance
1993 – 1997
Activities and Societies: Rugby team, Member of Student Government and Student representative to the Board of Trustees.

I majored in Business Administration with a Concentration in Finance, played for the rugby team and was elected the student representative to the Board of Trustees.

Wyoming Technical Institute
Associates, Automotive Repair/Management
1991 – 1992
Activities and Societies: Class Validictorian.

Wyoming Tech is one of the top automotive schools in the country. They not only prepare you to be an automotive technician but also offer an Associates in Business.

Volunteer Experience

Board Member
The 200 Foundation
Jun 2009 – Jun 2009 • 1 mo
Social Services

served on the advisory board helping to plan fund raising events as well as serving on the Grants Committee overseeing how the funds raised are distributed.

Featured Skills & Endorsements

Insurance · 79

Endorsed by **Justin Raphael and 2 others who are highly skilled at this**

Endorsed by **2 of Morgan's colleagues at Hayden Wood, Inc.**

Property & Casua... · 51

Endorsed by **Justin Raphael, who is highly skilled at this**

Customer Service · 45

Endorsed by **Marty Krytus and 2 others who are highly skilled at this**

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Recommendations

Received (10) Given (11)



Dan Watkins
Head of Markets EMEA
April 14, 2010, Dan was a client of Morgan's

Moved from WG to Morgan's company and haven't regretted it at all. Everything's consolidated and lined up nicely, I have a better policy that covers a whole bunch of stuff that wasn't covered before, and it ended up saving me money as well. Morgan really gets the car hobby and high end cars and the insurance needs. And if you race he's really found an awesome race policy that's way better than what I was using before.



Cory Rowan
Partner / Director of Client Services at VisFire
March 31, 2010, Cory was a client of Morgan's

Morgan's organization treats all clients small or large with the same high level of service you would expect from a true professional.

View 8 more recommendations

Accomplishments

6 Courses
Agency Management Institute • Commercial Casualty Institute • Commercial Property Institute • Life & Health Institute • Personal Lines Institute • Ruble Graduate Seminar

4 Organizations
Ferrari Club of America - New England Region • The 200 Foundation • Society of Certified Insurance Councelors • Massachusetts Association of Insurance Agents

2 Certifications
Certified Insurance Councelor • Licensed Insurance Advisor

1 Language
Spanish

1 Project
Sample Client Restructuring

Interests

Ferrari
341,289 followers

Framingham State University
25,862 followers

Arbella Insurance Group
4,137 followers

Robert Herjavec in
Founder of Herjavec Group | Shark on AB…
1,118,745 followers

Pulse
1,540,279 followers

Boston Speed Networkers
1,449 members

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